Exhibit 99.1

RELEASE

Great-West Lifeco names Robert L. Reynolds as CEO of Great-West Lifeco U.S. Inc.

Organization comprises Denver-based Great-West Financial®

and Boston-based Putnam Investments

Retirement businesses to be combined to serve U.S. marketplace with greater breadth and depth through comprehensive, leading-edge offerings

Winnipeg, March 20, 2014… Great-West Lifeco Inc. today announced the appointment of Robert L. Reynolds as President and Chief Executive Officer of Great-West Lifeco U.S. Inc., the company that owns Denver-based Great-West Financial and Boston-based Putnam Investments. Mr. Reynolds will also assume the position of President and Chief Executive Officer of Great-West Financial upon the retirement of Mitchell Graye in May 2014 and will continue as President and Chief Executive Officer of Putnam Investments.

Both long-established industry leaders, Great-West Financial and Putnam Investments will remain distinct entities, while working closely to leverage the strengths of both organizations.

“The U.S. market represents a significant growth opportunity for Great-West Lifeco,” said Paul Mahon, President and Chief Executive Officer, Great-West Lifeco.  “The new structure will allow Great-West Lifeco to pursue expanded U.S. market opportunities by leveraging the combined strengths and capabilities of our core businesses in a coordinated manner to best serve clients.”

“Bob has been a driving force of innovation and industry progress in financial services for three decades — having led institutional and retail asset management, insurance and retirement services businesses over the course of his career,” Mr. Mahon said.

The Company also announced that under the leadership of Mr. Reynolds, the retirement business of Putnam Investments will be combined with that of Great-West Financial to create one of the nation’s leading providers of comprehensive retirement services capabilities to small, mid and large-sized corporate 401(k) clients, government 457 plans and non-profit 403(b) entities. The combined retirement business will reside within Great-West Financial.

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100 Osborne Street North Winnipeg MB Canada R3C 3A5

A member of the Power Financial Corporation group of companies.

In highlighting the opportunity created by combining the retirement business of Putnam Investments with that of Great-West Financial, Mr. Reynolds said, “By drawing upon the vision, leadership and dedication to excellence of two superb retirement businesses, with their unmatched client service, product, marketing and technology capabilities, we will be in a position to provide the U.S. marketplace with a superior, leading-edge offering across every client segment.”

About Robert L. Reynolds

Mr. Reynolds is President and Chief Executive Officer of Putnam Investments, a member of Putnam Investments’ Board of Directors, and President of the Putnam Funds. Prior to joining Putnam Investments in 2008, he spent 24 years at Fidelity Investments, serving as Vice Chairman and Chief Operating Officer from 2000-2007. Mr. Reynolds received an Honorary Doctorate in Business Administration from West Virginia University, and a President’s Medal of Excellence from Boston College. He earned a B.S. in Business Administration/Finance from West Virginia University.

About Great-West Lifeco

Great-West Lifeco Inc. (TSX:GWO) is an international financial services holding company with interests in life insurance, health insurance, retirement and investment services, asset management and reinsurance businesses. Great-West Lifeco has operations in Canada, the United States, Europe and Asia through Great-West Life, London Life, Canada Life, Irish Life, Great-West Financial and Putnam Investments. Great-West Lifeco and its companies have $758 billion in consolidated assets under administration and are members of the Power Financial Corporation group of companies.

* Assets as of December 31, 2013

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For more information contact:

In Canada:

Marlene Klassen, APR

Assistant Vice-President, Communication Services, Great-West Lifeco

204.946.7705

In the United States:

Jon Goldstein

Director of Public Relations, Putnam Investments

617.760.1127 (office)

516.946-5598 (cell)

Laura McNamara

Media Relations Manager, Putnam Investments

617.760.1108 (office)

978.505.0524 (cell)